CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Dollar General Corporation Employment Agreement with David A. Perdue of our report dated March 11, 2004, with respect to the consolidated financial statements of Dollar General Corporation included in its Annual Report (Form 10-K) for the year ended January 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 11, 2004